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                                                                   EXHIBIT 10.61

                        SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release ("Agreement"), made as of the 22 day of February, 2002, by and between Daniel G. Smereck ("Smereck"), residing at 405 Sawyers Lane, Newton, Pennsylvania 18940 and The MIIX Group, Incorporated ("MIIX Group") and New Jersey State Medical Underwriters, Inc. ("Underwriter") (together, the "Company"), having offices at Two Princess Road, Lawrenceville, New Jersey 08648. (Smereck and the Company are collectively referred to herein as the "parties").

      WHEREAS, Smereck and the Company entered into an Employment Agreement dated as of December 15, 1999 (the "Employment Agreement"), governing the rights and duties between the parties with respect to the terms and conditions of Smereck's employment with the Company; and

      WHEREAS, Smereck and MIIX Group are parties to a Stock Purchase and Loan Agreement, dated as of June 22, 1999 (the "Stock Purchase and Loan Agreement"), by which Smereck purchased 33,333 shares of MIIX Group common stock for a purchase price of $450,000 and MIIX Group loaned to Smereck the funds necessary to do so in the aggregate principal amount of $450,000; and

      WHEREAS, in connection with the Stock Purchase and Loan Agreement and as evidence of Smereck's indebtedness to MIIX Group, Smereck executed a Promissory Note, dated June 22, 1999, payable to MIIX Group in the principal amount of $450,000, plus interest accrued thereon; and

      WHEREAS, Smereck's employment with the Company was terminated without cause effective November 19, 2001; and

      WHEREAS, the Employment Agreement provides for certain payments and benefits to be made to Smereck upon termination of his employment without cause by the Company; and

      WHEREAS, the Stock Purchase and Loan Agreement provides that Smereck's obligation to repay the loan made thereunder and the Promissory Note executed in connection therewith shall be due and payable upon the termination of Smereck's employment with the Company or, at his option, may be extended to the second anniversary date of such termination of employment or the Maturity Date, whichever is earlier; and

      WHEREAS, the parties desire to settle the terms of the severance to be paid to Smereck pursuant to the Employment Agreement and Smereck's obligation to pay the stock loan pursuant to the Stock Purchase and Loan Agreement and the Promissory Note executed in connection therewith;

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      NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and intending to be legally bound hereby, the parties hereto agree, as of the Effective Date of this Agreement, as follows:

      1. Both Smereck and the Company agree to comply with their duties and obligations with respect to Smereck's termination of employment without cause by the Company and the severance payments to be made to Smereck as provided in Sections 3.4 and 4. of the Employment Agreement. Nothing contained in this Agreement shall be deemed to modify or amend the provisions of Sections 3.4 and
4. of the Employment Agreement and the parties shall be required to comply with all of their duties and obligations as set forth therein without modification or alteration.

      2. Notwithstanding any provision of the Stock Purchase and Loan Agreement or the Promissory Note executed in connection therewith to the contrary, Smereck's obligation to pay the loan made to him by MIIX Group pursuant to the Stock Purchase and Loan Agreement and the Promissory Note, together with accrued interest thereon, shall be extended to November 19, 2006.

      3. In consideration of the foregoing, Smereck hereby releases and discharges the Company and its affiliates, their owners, principals, officers, directors, employees and agents from any and all actions, causes of actions, claims, or charges arising out of Smereck's employment and/or termination of employment, including, but not limited to, wrongful or unlawful discharge, violations of Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, violations of the Equal Pay Act, violations of the Age Discrimination in Employment Act of 1967 as amended, violations of the Americans with Disabilities Act of 1991, violations of the New Jersey Law Against Discrimination, violations of the New Jersey Conscientious Employee Protection Act, violations of any state and/or municipal fair employment statutes or laws, or violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, hours or any other terms and conditions of employment, and termination of employment. In addition, in consideration of the provisions of this Agreement, Smereck hereby further expressly agrees to waive any and all rights under the laws of New Jersey or any other jurisdiction in the United States that limit a general release to claims known or suspected to exist in Smereck's favor as of the Effective Date of this Agreement. This is intended by Smereck to completely release any and all claims including, but not limited to, those of which the parties are not presently aware and those not mentioned specifically in this release. This release applies to claims resulting from anything that has occurred up to now.

      4. SMERECK HAS TWENTY-ONE (21) DAYS TO INDICATE HIS DECISION TO ACCEPT THIS AGREEMENT BY SIGNING IT, OR TO REJECT THE AGREEMENT BY NOT SIGNING IT. SMERECK HAS SEVEN (7) DAYS AFTER HE SIGNS THE AGREEMENT TO CHANGE HIS MIND AND REVOKE IT. THIS AGREEMENT BECOMES EFFECTIVE SEVEN (7) DAYS AFTER SMERECK HAS SIGNED IT (THAT IS THE AGREEMENT'S "EFFECTIVE DATE") IF SMERECK HAS NOT EXERCISED HIS RIGHT DURING THAT TIME PERIOD TO REVOKE THE AGREEMENT. SMERECK ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT THIS IS A LEGAL DOCUMENT WHICH CONTAINS A RELEASE OF LEGAL CLAIMS AND THAT HE SHOULD CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. SMERECK ACKNOWLEDGES THAT HE HAS RETAINED HIS


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OWN COUNSEL AND THAT HIS OWN COUNSEL HAS REVIEWED THE AGREEMENT PRIOR TO SMERECK
SIGNING THE AGREEMENT.

      5. It is agreed that the terms of this Agreement are confidential, and Smereck agrees not to disclose the existence of this Agreement or any of its terms to any person; provided, however, that it shall not be a breach of this paragraph for Smereck to disclose the terms of this Agreement (i) to the Internal Revenue Service or other duly constituted tax authorities in response to a request therefor or for information about the subject matter thereof; (ii) to a court in any lawsuit seeking relief under this Agreement; (iii) to his attorneys, tax advisors and accountants; or (iv) as required by legal process, provided Smereck gives notice to the Company prior to the production of confidential information in response to such legal process sufficient to allow the Company an opportunity to raise objections to such legal process.

      6. This Agreement and the obligations and representations of the parties hereto shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs and assigns.

      7. This Agreement states the entire agreement between the parties and may not be changed or amended except by the express written agreement of the parties.

      8. Each party agrees that the party has read, understands and has consulted with the party's own legal counsel regarding this Agreement, and executes the same as the party's free and voluntary act.

      9. This Agreement shall be governed by and construed and interpreted in accordance with the substantive law of the State of New Jersey, without regard to choice-of-law rules.

      10. This Agreement may be executed in counterpart and facsimile signatures shall be deemed an original.

                                         THE MIIX GROUP, INCORPORATED


                                         By:
                                            ----------------------------------

                                         NEW JERSEY STATE MEDICAL
                                         UNDERWRITERS, INC.


                                         By:
                                            ----------------------------------

                                         -------------------------------------
                                                  DANIEL G. SMERECK

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